AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                          HUDSON RIVER BANCORP, INC.

                                      AND

                               SFS BANCORP, INC.

                           DATED AS OF MAY 17, 1999

                         AGREEMENT AND PLAN OF MERGER
                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I
      DEFINITIONS............................................................2

ARTICLE II
      THE MERGER.............................................................7
      2.1     THE CORPORATE MERGER...........................................7
      2.2     EFFECTIVE TIME; CLOSING........................................7
      2.3     TREATMENT OF CAPITAL STOCK.....................................7
      2.4     SHAREHOLDER RIGHTS; STOCK TRANSFERS............................8
      2.5     OPTIONS........................................................8
      2.6     EXCHANGE PROCEDURES............................................9
      2.7     DISSENTING SHARES.............................................10
      2.8     ADDITIONAL ACTIONS............................................10

ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF SFS BANCORP, INC....................11
      3.1     CAPITAL STRUCTURE.............................................11
      3.2     ORGANIZATION, STANDING AND AUTHORITY OF SELLER................11
      3.3     OWNERSHIP OF SELLER SUBSIDIARIES..............................11
      3.4     ORGANIZATION, STANDING AND AUTHORITY OF SELLER SUBSIDIARIES...12
      3.5     AUTHORIZED AND EFFECTIVE AGREEMENT............................12
      3.6     SECURITIES DOCUMENTS AND REGULATORY REPORTS...................13
      3.7     FINANCIAL STATEMENTS..........................................14
      3.8     MATERIAL ADVERSE CHANGE.......................................14
      3.9     ENVIRONMENTAL MATTERS.........................................15
      3.10    TAX MATTERS...................................................15
      3.11    LEGAL PROCEEDINGS.............................................16
      3.12    COMPLIANCE WITH LAWS..........................................16
      3.13    CERTAIN INFORMATION...........................................17
      3.14    EMPLOYEE BENEFIT PLANS........................................17
      3.15    CERTAIN CONTRACTS.............................................18
      3.16    BROKERS AND FINDERS...........................................19
      3.17    INSURANCE.....................................................19
      3.18    PROPERTIES....................................................19
      3.19    LABOR.........................................................20
      3.20    ALLOWANCE FOR LOAN LOSSES.....................................20
      3.21    YEAR 2000 COMPLIANT...........................................20
      3.22    MATERIAL INTERESTS OF CERTAIN PERSONS.........................21
      3.23    FAIRNESS OPINION..............................................21
      3.24    DISCLOSURES...................................................21

ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF HUDSON RIVER BANCORP................21
      4.1.    CAPITAL STRUCTURE.............................................21

      4.2     ORGANIZATION, STANDING AND AUTHORITY OF BUYER.................22
      4.3     OWNERSHIP OF BUYER SUBSIDIARIES...............................22
      4.4     ORGANIZATION, STANDING AND AUTHORITY OF BUYER SUBSIDIARIES....22
      4.5     AUTHORIZED AND EFFECTIVE AGREEMENT............................23
      4.6     SECURITIES DOCUMENTS AND REGULATORY REPORTS...................24
      4.7     FINANCIAL STATEMENTS..........................................24
      4.8     MATERIAL ADVERSE CHANGE.......................................25
      4.9     LEGAL PROCEEDINGS.............................................25
      4.10    CERTAIN INFORMATION...........................................25
      4.11    BROKERS AND FINDERS...........................................25
      4.12    DISCLOSURES...................................................26
      4.13    FINANCIAL RESOURCES...........................................26

ARTICLE V
      COVENANTS.............................................................26
      5.1     REASONABLE BEST EFFORTS.......................................26
      5.2     SHAREHOLDER MEETING...........................................26
      5.3     REGULATORY MATTERS............................................26
      5.4     INVESTIGATION AND CONFIDENTIALITY.............................27
      5.5     PRESS RELEASES................................................28
      5.6     BUSINESS OF THE PARTIES.......................................28
      5.7     CERTAIN ACTIONS...............................................31
      5.8     CURRENT INFORMATION...........................................32
      5.9     INDEMNIFICATION; INSURANCE....................................32
      5.10    DIRECTORS AFTER THE CORPORATE MERGER..........................33
      5.11    EMPLOYEES AND EMPLOYEE BENEFIT PLANS..........................33
      5.12    LIQUIDATION...................................................35
      5.13    BANK MERGER...................................................36
      5.14    ORGANIZATION OF MERGER SUB....................................36
      5.15    CONFORMING ENTRIES............................................36
      5.16    INTEGRATION OF POLICIES.......................................37
      5.17    DISCLOSURE SUPPLEMENTS........................................37
      5.18    FAILURE TO FULFILL CONDITIONS.................................37

ARTICLE VI
      CONDITIONS PRECEDENT..................................................38
      6.1     CONDITIONS PRECEDENT - BUYER AND SELLER.......................38
      6.2     CONDITIONS PRECEDENT - SELLER.................................38
      6.3     CONDITIONS PRECEDENT - BUYER..................................39

ARTICLE VII
      TERMINATION, WAIVER AND AMENDMENT.....................................40
      7.1     TERMINATION...................................................40
      7.2     EFFECT OF TERMINATION.........................................41
      7.3     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.........41
      7.4     WAIVER........................................................41
      7.5     AMENDMENT OR SUPPLEMENT.......................................42

ARTICLE VIII
      MISCELLANEOUS.........................................................42
      8.1     EXPENSES......................................................42
      8.2     ENTIRE AGREEMENT..............................................42
      8.3     NO ASSIGNMENT.................................................42
      8.4     NOTICES.......................................................42
      8.5     ALTERNATIVE STRUCTURE.........................................43
      8.6     INTERPRETATION................................................44
      8.7     COUNTERPARTS..................................................44
      8.8     GOVERNING LAW.................................................44
      8.9     SEVERABILITY..................................................44


Exhibit A     Form of Plan of Liquidation
Exhibit B     Form of Plan of Bank Merger
Exhibit C     Form of Stock Option Agreement
Exhibit D     Form of Voting Agreement
Exhibit E     Form of Non-Competition Agreement

                         AGREEMENT AND PLAN OF MERGER


      Agreement and Plan of Merger (the "Agreement"), dated as of May 17, 1999, by and between Hudson River Bancorp, Inc. ("Buyer"), a Delaware corporation, and SFS Bancorp, Inc. ("Seller")a Delaware corporation.

                             W I T N E S S E T H:

      WHEREAS, the Boards of Directors of Buyer and Seller have determined to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein; and

      WHEREAS, to effect the acquisition, Buyer will form a new interim corporation organized under the laws of the State of Delaware, which will be a wholly-owned direct subsidiary of Buyer ("Merger Sub"), and Merger Sub will be merged with and into Seller (the "Corporate Merger"), with Seller the surviving corporation and a wholly-owned subsidiary of Buyer (the "Surviving Corporation"). Immediately upon the Corporate Merger becoming effective, the Surviving Corporation will adopt a plan of complete liquidation substantially in the form attached hereto as Exhibit A (the "Plan of Liquidation"), pursuant to which the Surviving Corporation will merge with and into Buyer (the
"Liquidation"). Immediately thereafter, Schenectady Federal Savings Bank ("Seller Bank"), a federally-chartered savings bank and a wholly-owned subsidiary of Seller, will be merged (the "Bank Merger") with and into Hudson River Bank & Trust Company ("Buyer Bank"), a savings bank chartered under the laws of the State of New York and a wholly-owned subsidiary of Buyer, with Buyer Bank the surviving bank, pursuant to a plan of merger substantially in the form attached hereto as Exhibit B (the "Bank Merger Agreement") (the Corporate
Merger, the Liquidation and the Bank Merger are sometimes hereinafter collectively referred to as the "Merger"); and

      WHEREAS, as an inducement to and condition to Buyer's willingness to enter into this Agreement, Seller will grant to Buyer concurrently with the execution and delivery of this Agreement an option pursuant to a stock option agreement (the "Stock Option Agreement") attached hereto as Exhibit C; and

      WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, Buyer and the directors of Seller will enter into Voting Agreements in the form attached hereto as Exhibit D; and

      WHEREAS,   the  parties  desire  to  provide  for  certain   undertakings,
conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      The following terms shall have the meanings ascribed to them for all purposes of this Agreement.


      "BIF" shall mean the Bank Insurance Fund administered by the FDIC or any successor thereto.

      "Buyer Common Stock" shall mean the common stock, par value $0.01 per share, of Buyer.

      "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of March 31, 1998, 1997 and 1996 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer for each of the three years ended March 31, 1998, 1997 and 1996, as filed by Buyer in its Securities Documents, and (ii) the consolidated balance sheets (including related notes and schedules, if any) of Buyer and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer included in Securities Documents filed by Buyer with respect to the periods ended subsequent to March 31, 1998.

      "Buyer Options" shall mean options to purchase shares of Buyer Common Stock granted pursuant to the Buyer Option Plan.

      "Buyer Option Plan" shall mean the Stock Option and Incentive Plan of Buyer, as amended and as in effect as of the date hereof.

      "Buyer Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Buyer.

      "Cause" shall mean termination because of the employee's material personal dishonesty in the conduct of his duties, gross incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

      "Certificate" shall have the meaning set forth in Section 2.6 hereof.

     "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

      "Closing" shall have the meaning set forth in Section 2.2 hereof.

      "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "CRA" shall mean the Community Reinvestment Act.

      "Department" shall mean the New York State Department of Banking.

      "Dissenting  Shares"  shall  have   the  meaning  set forth in Section 2.7
hereof.

     "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

      "DOJ" shall mean the United States Department of Justice.

      "Effective  Time"  shall  mean the date and  time  specified  pursuant  to
Section 2.2 hereof as the effective time of the Corporate Merger.

      "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

      "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, eT Seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, eT Seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, eT Seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, eT Seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, ET seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, eT Seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, eT Seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" shall have the meaning set forth in Section 2.6 hereof.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

      "FHLB" shall mean the Federal Home Loan Bank of New York.

      "GAAP" shall mean generally accepted accounting principles.

      "Governmental   Entity"   shall   mean  any   federal   or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

      "HOLA" shall mean the Home Owners' Loan Act, as amended.

      "IRS" shall mean the Internal Revenue Service or any successor thereto.

      "Liquidation  Surviving  Corporation"  shall have the meaning set forth in
Section 5.12 hereof.

      "Material Adverse Effect" shall mean, with respect to any party, any effect that is material and adverse to the financial condition, results of operations or business of that party and its Subsidiaries taken as whole, or that materially impairs the ability of any party to consummate the Corporate Merger, the Liquidation, the Bank Merger or any of the other transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, including any termination of the Seller Pension Plan, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

      "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Merger Consideration" shall have the meaning set forth in Section 2.3(c) hereof.

     "Merger Sub" shall mean a Delaware corporation to be organized as a subsidiary of Buyer.

      "Merger Sub Common Stock" shall mean the common stock, par value $0.01 per share, of Merger Sub.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "NYBL" shall mean the New York Banking Law.

     "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule delivered at least one day prior to the date hereof from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or
(ii) a supplement to the disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.17 hereof.

      "Proxy Statement" shall mean the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

      "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

      "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Seller Bank 401(k)" shall mean the 401(k) Savings Plan in RSI Retirement Trust of the Bank, as amended and as in effect as of the date hereof.

      "Seller Bank Officer Severance Compensation Plan" shall mean the Officer Severance Compensation Plan of the Bank, as amended and as in effect as of the date hereof.

      "Seller  Bank  SERP"  shall  mean  the  Restated  Executive   Supplemental
Retirement Plan and Compensation Continuation Agreement dated March 23, 1988 between the Bank and Joseph H.
Giaquinto, as amended and as in effect as of the date hereof.

      "Seller Change of Control Benefit Plan" shall mean the Change of Control Benefit Plan of Seller, as amended and as in effect as of the date hereof.

      "Seller Common Stock" shall mean the common stock, par value $0.01 per share, of Seller.

      "Seller Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

      "Seller ESOP" shall mean the Seller Employee Stock Ownership Plan and Trust, as amended and as in effect as of the date hereof.

      "Seller Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Seller as of December 31, 1998, 1997 and 1996 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended December 31, 1998, 1997 and 1996 as filed by Seller in its Securities Documents, and (ii) the consolidated balance sheets of Seller (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 1998.

      "Seller Incentive Plan" shall mean the Incentive Compensation Plan for 1999 of Seller, as amended and as in effect as of the date hereof.

      "Seller Options" shall mean options to purchase shares of Seller Common Stock granted pursuant to the Seller Option Plan.

      "Seller Option Plan" shall mean the Amended and Restated Stock Option and Incentive Plan of Seller, as amended and as in effect as of the date hereof.

      "Seller Pension Plan" shall mean the Retirement Income Plan of the Bank, as amended and as in effect as of the date hereof.

      "Seller Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of Seller.

      "Seller Restricted Stock" shall mean Seller Common Stock subject to restrictions pursuant to the Seller Restricted Stock Plan.

      "Seller Restricted Stock Plan" shall mean the Amended and Restated Recognition and Retention Plan of Seller, as amended and as in effect as of the date hereof.

      "Superintendent" shall mean the Superintendent of the Department.

      "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

      "Surviving Bank" shall have the meaning set forth in Section 5.13 hereof.

      "Surviving Corporation Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Surviving Corporation.

      "Year 2000 Compliant" shall have the meaning set forth in Section 3.21 hereof.

      Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                  ARTICLE II
                                  THE MERGER

2.1   THE CORPORATE MERGER

      (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Seller in accordance with the provisions of Section 251 of the DGCL, and the separate corporate existence of Seller shall cease. Seller shall be the Surviving Corporation of the Corporate Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be as stated in the Certificate of Incorporation of Seller immediately prior to the Effective Time.

      (b) The Certificate of Incorporation and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation, until amended or repealed in accordance with their terms and applicable law.

      (c) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

2.2   EFFECTIVE TIME; CLOSING

      The Corporate Merger shall become effective upon the occurrence of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Corporate Merger specified in Article VI of this Agreement (the "Closing Date"), at such place and on such date as the parties may mutually agree upon.

2.3   TREATMENT OF CAPITAL STOCK

      Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any shareholder:

      (a) each share of Merger Sub Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically convert into a share of the Surviving Corporation and become an issued and outstanding or treasury share of Surviving Corporation Common Stock;

      (b) each share of Buyer Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Buyer Common Stock; and

      (c) each share of Seller Common Stock (other than Dissenting Shares), issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive $25.10 in cash without interest (the "Merger Consideration"); provided that notwithstanding any other provision of this Agreement, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time which is then owned beneficially or as of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall, by virtue of the Corporate Merger, be canceled and retired without any consideration therefor and without any conversion thereof.

2.4   SHAREHOLDER RIGHTS; STOCK TRANSFERS

      At the Effective Time, holders of Seller Common Stock shall cease to be and shall have no rights as shareholders of Seller, other than to receive the Merger Consideration for each share held. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Surviving Corporation of shares of Seller Common Stock and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Merger Consideration as provided therefor in this Agreement.
No interest shall be paid on the Merger Consideration.

2.5   OPTIONS

      Each holder of an option to purchase Seller Common Stock (other than Buyer) outstanding on the date hereof and remaining outstanding at the Effective Time shall receive from Buyer, as of the Effective Time, whether or not the option is then exercisable, a cash payment in an amount equal to the product of
(i) the number of shares of Seller Common Stock subject to such option at the Effective Time and (ii) the excess, if any, of $25.10 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration for, and shall result in, the settlement and cancellation of all such options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to Buyer.

2.6   EXCHANGE PROCEDURES

      (a) Buyer shall designate an exchange agent, reasonably acceptable to Seller, to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure as described herein. No later than five business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Seller Common Stock (the "Certificates") (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of such Certificates to the Exchange Agent) advising such holder of the effectiveness of the Corporate Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the Merger Consideration.

      (b) At or prior to the Effective Time, Buyer shall deliver to the Exchange Agent an amount of cash equal to the aggregate Merger Consideration.

      (c) Each holder of an outstanding Certificate or Certificates (other than holders of Dissenting Shares) who surrenders such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration for each share represented by the Certificate(s). The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of only the right to receive the Merger Consideration for each share represented by the Certificate.

      (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders the Certificate or Certificates as provided in this Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (e) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the shareholders of Seller for six months after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any shareholders of Seller who have not theretofore complied with
Section 2.6(c) shall thereafter look only to Buyer for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any

Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of Seller Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

      (f) Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.7   DISSENTING SHARES

      (a) "Dissenting Shares" means any shares held by any holder of Seller Common Stock who becomes entitled to payment of the fair value of such shares under the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration.

      (b) Seller shall give Buyer (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

2.8   ADDITIONAL ACTIONS

      If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by Buyer as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer are fully authorized in the name of Seller or otherwise to take any and all such action.


                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SFS BANCORP, INC.

      Seller  represents and warrants to Buyer as follows,  except as Previously
Disclosed:

3.1   CAPITAL STRUCTURE

      The authorized capital stock of Seller consists of 2,500,000 shares of Seller Common Stock and 500,000 shares of Seller Preferred Stock. As of the date hereof, 1,208,472 shares of Seller Common Stock are issued and outstanding, 287,245 shares of Seller Common Stock are held in treasury, and no shares of Seller Preferred Stock are issued and outstanding. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except (i) for Seller Options to acquire not more than 123,785 shares of Seller Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, (ii) with respect to the Stock Option Agreement, and (iii) 21,766 unvested shares of Seller Restricted Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller.

3.2   ORGANIZATION, STANDING AND AUTHORITY OF SELLER

      Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller. Seller is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Certificate of Incorporation and Bylaws of Seller as in effect as of the date hereof.

3.3   OWNERSHIP OF SELLER SUBSIDIARIES

      Seller has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Seller Subsidiary and identified Seller Bank as its only Significant Subsidiary. Except for (x) capital stock of Seller Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Seller Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Subsidiaries and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of such capital stock or other ownership interests.

3.4   ORGANIZATION, STANDING AND AUTHORITY OF SELLER SUBSIDIARIES

      Each of the Seller Subsidiaries is a savings bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Seller Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller. The deposit accounts of Seller Bank are insured by the SAIF to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of Seller Bank as in effect as of the date hereof.

3.5   AUTHORIZED AND EFFECTIVE AGREEMENT

      (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Seller's shareholders of this Agreement) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, advised and approved by all necessary corporate action in respect thereof on the part of Seller, except for the approval of this Agreement by Seller's shareholders. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) Neither the execution and delivery of this Agreement or the Stock Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof
(i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Seller or the equivalent documents of any Seller Subsidiary, subject to the deletion of Section 8A of Seller Bank's Federal Stock Charter, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or any Seller Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or an Seller Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary.

      (c) To the best knowledge of Seller, except for (i) the filing of applications and notices with and the approvals of the OTS, the FDIC and the Federal Reserve Board, (ii) the filing of applications with the Department and the approvals of the Superintendent, (iii) the filing and clearance of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 hereof with the SEC, (iv) the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the shareholders of Seller, (v) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Corporate Merger, (vi) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Liquidation, (vii) the filing of a plan of merger by the Superintendent in connection with the Bank Merger, and (viii) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with (x) the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby, (y) the execution and delivery by Seller, as the Surviving Corporation, of the Plan of Liquidation, and the consummation of the transactions contemplated thereby and (z) the execution and delivery by Seller Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

      (d) As of the date hereof, neither Seller nor Seller Bank is aware of any reasons relating to Seller or Seller Bank (including without limitation CRA compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement and (ii) the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Buyer, could have a Material Adverse Effect on Seller or Buyer or materially impair the value of Seller or Seller Bank to Buyer.

3.6   SECURITIES DOCUMENTS AND REGULATORY REPORTS

      (a) Since January 1, 1996, Seller has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Since January 1, 1996, each of Seller and Seller Bank has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the OTS, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Seller.

3.7   FINANCIAL STATEMENTS

      (a) Seller has previously delivered or made available to Buyer accurate and complete copies of Seller Financial Statements, which are accompanied by the audit reports of KPMG, LLP, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

      (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and the Seller Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

      (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of Seller as of December 31, 1998 (including related notes), (ii) of liabilities incurred since December 31, 1998 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transactions contemplated by this Agreement, neither Seller nor any Seller Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

3.8   MATERIAL ADVERSE CHANGE

      Since March 31, 1999, (i) Seller and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

3.9   ENVIRONMENTAL MATTERS

      (a) To the best of Seller's knowledge, Seller and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary has received any communication alleging that Seller or any Seller Subsidiary is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

      (b) To the best of Seller's knowledge, none of the properties owned, leased or operated by Seller or a Seller Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on Seller.

      (c) To the best of Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or a Seller Subsidiary or against any person or entity whose liability for any Environmental Claim Seller or a Seller Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on Seller.

      (d) Except in the ordinary course of its loan underwriting activities, Seller has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Seller Subsidiary as of the date hereof.

3.10  TAX MATTERS

      (a) Seller and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor any Seller Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

      (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller and its Subsidiaries have been audited by the applicable tax authorities for all periods ended through December 31, 1994 (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any Subsidiary as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Seller or any Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of Seller's knowledge, threatened.

      (c) Neither Seller nor any Seller Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or any Subsidiary (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11  LEGAL PROCEEDINGS

      Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Seller, that are unasserted or threatened against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on Seller. Neither Seller nor any Seller Subsidiary is a party to any order, judgment or decree, other than in connection with ordinary, routine litigation and foreclosures which would not individually or in the aggregate have a Material Adverse Effect on Seller.

3.12  COMPLIANCE WITH LAWS

      (a) Each of Seller and the Seller Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Seller; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and will not be adversely affected by virtue of the consummation of the Merger; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

      (b) Neither Seller nor any Seller Subsidiary is in violation of its respective Certificate of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including, without limitation, all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti- discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Seller; and neither Seller nor any Seller Subsidiary has received any notice or communication from any Governmental Entity asserting that Seller or any Seller Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Seller or, to the best knowledge of Seller, on Buyer. Neither Seller nor any Seller Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13  CERTAIN INFORMATION

      None of the information relating to Seller and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14  EMPLOYEE BENEFIT PLANS

      (a) Seller has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller or any Seller Subsidiary (the "Seller Employee Plans"), whether written or oral, and Seller has previously furnished to Buyer accurate and complete copies of the same (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

      (b) None of Seller, any Seller Subsidiary, any Seller Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Seller Defined Benefit Plan") or, to the best of Seller's knowledge, any fiduciary of such Seller Defined Benefit Plan, has incurred any material liability to the PBGC or the IRS with respect to any such Seller Defined Benefit Plan. To the best of Seller's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Seller Defined Benefit Plan.

      (c) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

      (d) A favorable determination letter has been issued by the IRS with respect to each Seller Defined Benefit Plan which is intended to qualify under
Section 401 of the Code to the effect that such Seller Defined Benefit Plan is qualified under Section 401 of the Code, and the trust associated with such Seller Defined Benefit Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Seller's knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based. Neither Seller nor any Seller Subsidiary has any liability under any such Seller Defined Benefit Plan that is not reflected on the consolidated statement of financial condition of Seller at December 31, 1998 or the notes thereto included in Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

      (e) To the best of Seller's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Seller.

      (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA; except as disclosed in the Seller Financial Statements, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Seller Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Seller Defined Benefit Plan.

      (g) To the best of Seller's knowledge, Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

      (h) There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

3.15  CERTAIN CONTRACTS

      (a) Neither Seller nor a Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Seller or a Subsidiary (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or a Subsidiary of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or a Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or a Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or a Subsidiary is obligated to indemnify any director, officer, employee or agent of Seller or a Subsidiary; (v) any agreement, arrangement or understanding to which Seller or a Subsidiary is a party or by which any of the same is bound which limits the freedom of Seller or a Subsidiary to compete in any line of business or with any person; (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency; or (vii) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

      (b) Neither Seller nor any Seller Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on Seller, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16  BROKERS AND FINDERS

      Except for Charles Webb & Company, neither Seller nor any Seller Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17  INSURANCE

      Each of Seller and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18  PROPERTIES

      All real and personal property owned by Seller or its Subsidiaries or presently used by any of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and its Subsidiaries in the ordinary course of business consistent with their past practices. Seller has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character amount or extent and (iv) as reflected on the consolidated balance sheet of Seller as of March 31, 1999 included in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or a Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. All improved real property owned by Seller or its Subsidiaries is in compliance with all applicable zoning laws.

3.19  LABOR

      No work stoppage involving Seller or a Subsidiary is pending or, to the best knowledge of Seller, threatened. Neither Seller nor a Subsidiary is involved in or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or a Subsidiary which could have a Material Adverse Effect on Seller. Employees of Seller and Seller Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or any Seller Subsidiaries during the past five years.

3.20  ALLOWANCE FOR LOAN LOSSES

      The allowance for loan losses reflected on Seller's consolidated balance sheet included in the March 31, 1999 Seller Financial Statements is, or will be in the case of subsequently delivered Seller Financial Statements, as the case may be, in the opinion of Seller's management, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned reflected on the consolidated balance sheet included in the March 31, 1999 Seller Financial Statements is, or will be in the case of subsequently delivered Seller Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

3.21  YEAR 2000 COMPLIANT.

      Except as Previously Disclosed, all hardware, firmware, software and computer systems of Seller and its Subsidiaries are Year 2000 Compliant (as defined below) and shall continue to function in accordance with their intended purpose without material error or material interruption during and after the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the hardware, firmware, software and computer systems (i) will completely and accurately address, produce, store and calculate data involving dates beginning with January 1, 2000 and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression dated based functions; and (ii) will provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year.

3.22  MATERIAL INTERESTS OF CERTAIN PERSONS.

      (a) Except as set forth in Seller's Proxy Statement for its 1999 Annual Meeting of Stockholders, no officer, director or employee of Seller, any Seller Subsidiary or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or any Subsidiary of Seller.

      (b) Except as Previously Disclosed or as set forth in Seller's Proxy Statement for its 1999 Annual Meeting of Stockholders there are no loans from Seller or any Seller Subsidiary to any officer, director or employee of Seller, any Seller Subsidiary or any associate or related interest of any such person ("Insider Loans"). All outstanding Insider Loans from Seller or any Seller Subsidiary were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by the appropriate board of directors in accordance with applicable law and regulations.

3.23  FAIRNESS OPINION

      Seller has received the opinion from Charles Webb & Company to the effect that, as of the date hereof, the consideration to be received by shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.24  DISCLOSURES

      None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                  ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF HUDSON RIVER BANCORP, INC.

      Buyer  represents and warrants to Seller as follows,  except as Previously
Disclosed:

4.1.  CAPITAL STRUCTURE

      The authorized capital stock of Buyer consists of 40,000,000 shares of Buyer Common Stock and 5,000,000 shares of Buyer Preferred Stock. As of the date hereof, 17,370,250 shares of Buyer Common Stock are issued and outstanding, 483,500 shares of Buyer Common Stock are held in treasury, and no shares of Buyer Preferred Stock are issued and outstanding. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Buyer Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for Buyer Options to acquire not more than 1,243,689 shares of Buyer Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of Buyer.

4.2   ORGANIZATION, STANDING AND AUTHORITY OF BUYER

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Buyer. Buyer is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. Buyer has heretofore delivered to Seller true and complete copies of the Certificate of Incorporation and Bylaws of Buyer as in effect as of the date hereof.

4.3   OWNERSHIP OF BUYER SUBSIDIARIES

      Buyer has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Buyer Subsidiary and identified Buyer Bank as its only Significant Subsidiary. Except for (x) capital stock of Buyer Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Buyer does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Buyer Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Buyer free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Buyer Subsidiaries and there are no agreements, understandings or commitments relating to the right of Buyer to vote or to dispose of such capital stock or other ownership interests.

4.4   ORGANIZATION, STANDING AND AUTHORITY OF BUYER SUBSIDIARIES

      Each of the Buyer Subsidiaries is a savings bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Buyer Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Buyer. The deposit accounts of Buyer Bank are insured by the BIF and the SAIF to the maximum extent permitted by the FDIA and Buyer Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Buyer has heretofore delivered to Seller true and complete copies of the Charter and Bylaws of Buyer Bank as in effect as of the date hereof.

4.5   AUTHORIZED AND EFFECTIVE AGREEMENT

      (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, advised and approved by all necessary corporate action in respect thereof on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) Neither the execution and delivery of this Agreement or the Stock Option Agreement, nor consummation of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

      (c) To the best knowledge of Buyer, except for (i) the filing of applications and notices with and the approvals of the OTS, the FDIC and the Federal Reserve Board, (ii) the filing of applications with the Department and the approvals of the Superintendent, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Corporate Merger, (iv) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Liquidation,
(v) the filing of a plan of merger by the Superintendent in connection with the Bank Merger, and (vi) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer, Merger Sub or Buyer Bank in connection with (x) the execution and delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, (y) the execution and delivery by Buyer of the Plan of Liquidation, and the consummation of the transactions contemplated thereby, and (z) the execution and delivery by Buyer Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

      (d) As of the date hereof, neither Buyer nor Buyer Bank is aware of any reasons relating to Buyer or Buyer Bank (including without limitation CRA compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, the Plan of Liquidation and the Bank Merger Agreement and (ii) the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Buyer could have a Material Adverse Effect on Seller or Buyer or which materially impair the value of Seller or Seller Bank to Buyer.

4.6   SECURITIES DOCUMENTS AND REGULATORY REPORTS.

      (a) Since March 9, 1998, Buyer has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Each of Buyer and Buyer Bank has since March 9, 1998 and January 1, 1996, respectively, duly filed with the OTS, the Department and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer and Buyer Bank by the OTS and Department, neither Buyer nor Buyer Bank was required to correct or change any action, procedure or proceeding which Buyer or Buyer Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Buyer.

4.7   FINANCIAL STATEMENTS

      (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Buyer Financial Statements, which are accompanied by the audit reports of KPMG, LLP, independent certified public accountants with respect to Buyer. The Buyer Financial Statements, as well as the Buyer Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

      (b) Each of the Buyer Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Buyer have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Buyer and the Buyer Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and its Subsidiaries.

      (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of Buyer as of March 31, 1998 (including related notes), (ii) of liabilities incurred since March 31, 1998 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transaction contemplated by this Agreement, neither Buyer nor any Buyer Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

4.8   MATERIAL ADVERSE CHANGE

      Since March 31, 1999, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.9   LEGAL PROCEEDINGS

      Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are unasserted or threatened against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on Buyer. Neither Buyer nor any Buyer Subsidiary is a party to any order, judgment or decree.

4.10  CERTAIN INFORMATION

      None of the information relating to Buyer and its subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.11  BROKERS AND FINDERS

      Neither Buyer nor any Buyer Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.12  DISCLOSURES

      None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.13  FINANCIAL RESOURCES

      Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient internal funds to perform its obligations under this Agreement. Buyer and Buyer Bank are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over them.

                                   ARTICLE V
                                   COVENANTS

5.1   REASONABLE BEST EFFORTS

      Subject to the terms and conditions of this Agreement, each of Seller and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the Merger as promptly as reasonably practicable, it being the intention of the parties that the Liquidation and the Bank Merger be consummated following the Effective Time in accordance with Sections 5.12 and
5.13 hereof, and (ii) shall cooperate fully with each other to that end. Seller shall use its reasonable best efforts in good faith to cause the Federal Stock Charter of Seller Bank to be amended to delete Section 8A thereof immediately prior to the Effective Time.

5.2   SHAREHOLDER MEETING

      Seller shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of Seller will recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3   REGULATORY MATTERS

      (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 of this Agreement. Each of Buyer and Seller shall use its reasonable best efforts to have the Proxy Statement approved for mailing in definitive form as promptly as practicable and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

      (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 45 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The parties hereto agree that they will use their reasonable best efforts to cause the Closing Date to occur by September 30, 1999.

      (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank to any Governmental Entity in connection with the transactions contemplated hereby.

      (d) Buyer and Seller shall promptly furnish each other with copies of written communications received by Buyer or Seller, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4   INVESTIGATION AND CONFIDENTIALITY

      (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party, upon such other party's reasonable request, all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

      (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5   PRESS RELEASES

      Buyer and Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6   BUSINESS OF THE PARTIES

      (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization and that of Seller Bank intact, (y) keep available to itself and Buyer the present services of the employees of Seller and Seller Bank and (z) preserve for itself and Buyer the goodwill of the customers of Seller and Seller Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not, and shall cause each Seller Subsidiary not to:

            (i)  declare,   set  aside,  make  or  pay  any  dividend  or  other
      distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for regular quarterly cash dividends at a rate per share of Seller Common Stock not in excess of $.09 per share, but only to the extent that such dividends may be funded out of current earnings; provided, however, that nothing contained herein shall be deemed to affect the ability of a Subsidiary to pay dividends on its capital stock to Seller;

            (ii) issue any shares of its capital stock, other than (i) upon exercise of Seller Options referred to in Section 3.1 hereof or, (ii) pursuant to the Stock Option Agreement, or issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

            (iii) amend its Certificate of Incorporation, Bylaws or similar organizational documents, other than as contemplated by Section 5.1 hereof; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

            (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law, (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities and (iv) that immediately prior to the Effective Time, Seller may pay bonuses under the Seller
      Incentive Plan in amounts as provided under such plan, provided that if the Effective Time is prior to December 31, 1999, then the amount for 1999 shall be pro rated for the period from January 1, 1999 to the Effective Time;

            (v) enter into or, except as may be required by law and for amendments contemplated by Section 5.11 hereof, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any Seller Defined Benefit Plan or the Seller ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices);

            (vi) originate or purchase any loan in excess of $350,000;

            (vii) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or a Subsidiary or guarantee by Seller or any Seller Subsidiary of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Seller and Seller Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by Seller or Seller Bank at will without liability, other than as required by law; and provided that the term of the employment agreements and change in control severance agreements existing as of the date hereof (other than the employment agreement with Mr. Giaquinto) may be extended for an additional one year as of the anniversary date of such agreements in accordance with the provisions thereof; or (z) any contract, agreement or understanding with a labor union;

            (viii)change its method of accounting in effect for the year ended December 31, 1998, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

            (ix) make any expenditures other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or capital expenditures in excess of $17,500 individually or $37,500 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $10,000;

            (x) file any applications or make any contract with respect to branching or site location or relocation;

            (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

            (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

            (xiii)except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

            (xiv) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

            (xv) take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

            (xvi) take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

            (xvii)agree to do any of the foregoing.

      (b) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

            (i) take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

            (ii) take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

            (iii) agree to do any of the foregoing.

5.7   CERTAIN ACTIONS

      Seller shall not, and shall cause each Seller Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or a Subsidiary (other than with Buyer or an affiliate thereof), provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same may cause the members of such Board of Directors to breach their fiduciary duties under applicable law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7.

5.8   CURRENT INFORMATION

      During the period from the date hereof to the Effective Time, each of Buyer and Seller shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Buyer and Seller will deliver to the other party all reports filed by them under the Exchange Act subsequent to the date hereof. Buyer and Seller also will deliver to the other party each call report or similar report filed by them with the FDIC or the OTS concurrently with the filing of such call report. Within 25 days after the end of each month, Seller and Buyer will deliver to the other party an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with GAAP.

5.9   INDEMNIFICATION; INSURANCE

      (a) From and after the Effective Time, Buyer agrees to indemnify and hold harmless the past and present directors and officers of Seller and its Subsidiaries (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless under the respective Certificate of Incorporation, Charter or Bylaws of Seller and its Subsidiaries in the form in effect at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Certificate of Incorporation, Charter or Bylaws of Seller or any Seller Subsidiary as of the date hereof, to the extent permissible under applicable law as of the date hereof, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect. Buyer will provide, or cause to be provided, for a period of not less than six years from the Effective Time, an insurance and indemnification policy that provides the officers and directors of Seller and its Subsidiaries immediately prior to the Effective Time coverage no less favorable than as currently provided by Seller to such officers and directors, to the extent such insurance may be purchased or kept in full force without any material increase in the cost of the premium currently paid by Buyer for its directors' and officers' liability insurance (provided that if such insurance is not available without such a material increase, Buyer will substitute or cause Seller to substitute therefor to the extent available at a cost not in excess of 150% of the current annual premium cost of Seller's existing directors and officers' insurance, single premium tail coverage with policy limits equal to Seller's existing annual coverage limits). At the request of Buyer, Seller shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

      (b) In the event that Buyer or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10  DIRECTORS AFTER THE CORPORATE MERGER

      Buyer agrees to take all action necessary to appoint, effective as of the Effective Time and prior to the Liquidation, Joseph H. Giaquinto as a director of Buyer and Buyer Bank. At its annual meeting of stockholders to be held in the year 2000, Buyer will propose and recommend to its stockholders that Mr. Giaquinto be elected to the Board of Directors of Buyer for a three-year term. For as long as he is willing to serve, Buyer will cause Mr. Giaquinto to remain a director of Buyer Bank for at least three years after the Effective Time. Mr. Giaquinto shall not be entitled to any new awards under any stock option or restricted stock plan of Buyer.

5.11  EMPLOYEES AND EMPLOYEE BENEFIT PLANS

      (a) It is the intention of Buyer that within a reasonable period of time following the Effective Time (i) it will provide former full time employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank following the Effective Time with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of Buyer, (ii) any such employees will receive credit for years of service with Seller or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions) and (iii) Buyer shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee Plan) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

      (b) To the extent that Buyer or a Buyer Subsidiary terminates the employment of any Seller or Seller Bank employee (other than those employees who receive payments pursuant to Section 5.11(c) or (d) hereof), other than for Cause, within six months following the Effective Time, Buyer shall, or shall cause a Buyer Subsidiary to, provide severance benefits in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's employment (up to a maximum of eight years) at Seller, Buyer and any Subsidiary of either, provided, however that in no event shall Buyer or a Buyer Subsidiary have any obligation to provide severance benefits to any Seller or Seller Bank employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of the Bank Officer Severance Compensation Plan or an individual contract with Seller or Seller Bank.

      (c) Buyer agrees to honor each of the employment agreements, change in control severance agreements, Seller Change of Control Benefit Plan, Seller Bank Officer Severance

Compensation Plan and Seller Bank SERP listed on Disclosure Schedule 5.11(c) hereto, provided that Buyer shall be obligated for only such payments and benefits thereunder as are set forth on Disclosure Schedule 5.11(c), subject in all respects to the assumptions and qualifications set forth on such Schedule. In each case, the payment of benefits shall be subject to the receipt by Buyer from such executive of an acknowledgment and a release described in Section 5.11(d) below relating to his agreements and benefits. Buyer agrees that the Corporate Merger shall constitute a "Change in Control" and that the Effective Time shall be the "Date of Termination" as such terms are defined in the employment agreements and change in control severance agreements.

      (d) In the sole discretion of Buyer or a Buyer Subsidiary, as applicable, payments made by it in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan or under any agreement referred to in Disclosure Schedule 5.11(c) hereto shall be subject to the recipient's delivery to Buyer or a Buyer Subsidiary, as applicable, of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank, Buyer or any Buyer Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable.

      (e) As of the Effective Time or as soon as practicable thereafter, the loan to the Seller ESOP shall be repaid in full with the cash consideration received from Buyer for the unallocated shares of Seller Common Stock held in the Seller ESOP in the amount equal to the Merger Consideration multiplied by the number of unallocated shares of Seller Common Stock held by the Seller ESOP, and any unallocated portion of the consideration remaining after such repayment shall be allocated to the Seller ESOP accounts of the employees of Seller and its Subsidiaries who are participants and beneficiaries (such individuals hereinafter referred to as the "ESOP Participants") as earnings and not as "annual additions," in accordance with the terms of the Seller ESOP as amended. As of the Effective Time, the Seller ESOP shall be terminated. Neither the Buyer nor any Buyer Subsidiary shall become a party to the Seller ESOP within the meaning of Section 13.2 of the Seller ESOP. The current administrator of the Seller ESOP, or another administrator selected by Seller, shall continue to administer the Seller ESOP subsequent to the Effective Time, and the current Trustee of the Seller ESOP, or such other trustee(s) selected by Seller or the administrators, shall continue to be the Trustee subsequent to the Effective Time. Buyer agrees not to amend the Seller ESOP subsequent to the Effective Time in any manner that would change or expand the class of persons entitled to receive benefits under the Seller ESOP. Following the receipt of a favorable determination letter from the IRS as to the tax qualified status of the Seller ESOP upon its termination under Section 401(a) and 4975(e)(7) of the Code (the "Final Determination Letter"), distributions of the account balances under the Seller ESOP shall be made to the ESOP Participants. From and after the date hereof, in anticipation of such termination and distribution, Buyer and Seller prior to the Effective Time, and Buyer after the Effective Time, shall use their best efforts to apply for and obtain a favorable Final Determination Letter from the IRS. In the event that Buyer and Seller, prior to the Effective Time, and Buyer after the Effective Time, reasonably determine that the Seller ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the Seller ESOP to lose its qualified status, Seller prior to the Effective Time and Buyer after the Effective Time shall take such action as they may reasonably determine with respect to the distribution of account balances to the ESOP Participants, provided that the assets of the Seller ESOP shall be held or paid solely for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the Seller ESOP revert, directly or indirectly, to Seller or any affiliate thereof, or to Buyer or any affiliate thereof. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the Seller ESOP determined as of the termination date.

      (f) At the Effective Time, the Bank 401(k) shall be continued in effect, provided that Buyer may elect to terminate the Bank 401(k) or merge it with a tax-qualified plan maintained by Buyer; and provided further, that at the request of Buyer made within 30 business days of the date hereof, Seller shall cause the Bank 401(k) to be terminated at or immediately prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon Buyer or any of its Subsidiaries.

      (g) At the Effective Time, the Seller Defined Benefit Plan shall be continued in effect, provided that Buyer may elect to terminate the Seller Defined Benefit Plan or merge it with a tax-qualified plan maintained by Buyer; provided that any merger of the Seller Defined Benefit Plan shall not reduce or change any benefits that were vested immediately prior to such merger; and provided further, that at the request of Buyer made within 60 days of the date hereof, Seller shall cause the Seller Defined Benefit Plan to be terminated at or immediately prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon Buyer or any of its Subsidiaries. Seller agrees to cause its Group Annuity Contract to be amended as soon as practicable after the date hereof, but in no event more than 30 days from the date hereof, to provide that annuity contracts will not be purchased with respect to future retirees under the Seller Defined Benefit Plan, other than as set forth on Disclosure Schedule 5.11(c) hereto.

      (h) Mr. Giaquinto shall have executed and delivered to Buyer as of the date hereof a Non- Competition Agreement in the form of Exhibit E hereto.

5.12  LIQUIDATION

      Buyer and Seller shall take, and shall cause their Subsidiaries to take, all necessary and appropriate actions, including causing Seller, as the Surviving Corporation, to enter into the Plan of Liquidation, to cause Seller, as the Surviving Corporation, to merge with and liquidate into Buyer immediately after the Corporate Merger, or at such other time thereafter as may be determined by Buyer in its sole discretion. Buyer shall be the surviving corporation in the Liquidation (the "Liquidation Surviving Corporation"), and shall continue its existence under the laws of the State of Delaware. The name of the Liquidation Surviving Corporation shall be Hudson River Bancorp, Inc. The directors and executive officers of the Liquidation Surviving Corporation upon consummation of the Liquidation shall be the directors and executive officers of Buyer immediately prior to the consummation of the Liquidation. Upon consummation of the Liquidation, the separate corporate existence of Seller, as the Surviving Corporation, shall cease.

5.13  BANK MERGER

      Buyer and Seller shall take, and shall cause their subsidiaries to take, all necessary and appropriate actions, including causing Seller Bank and Buyer Bank to enter into the Bank Merger Agreement, to cause Seller Bank to merge with and into Buyer Bank immediately after the Liquidation, or at such other time thereafter as may be determined by Buyer in its sole discretion. Buyer Bank shall be the surviving bank in the Bank Merger (the "Surviving Bank"), and shall continue its existence under the laws of the State of New York as a wholly-owned subsidiary of Buyer. The name of the Surviving Bank shall be Hudson River Bank & Trust Company. The directors and executive officers of the Surviving Bank upon consummation of the Bank Merger shall be the directors and executive officers of Buyer Bank immediately prior to the consummation of the Bank Merger. Upon consummation of the Bank Merger, the separate existence of Seller Bank shall cease.

5.14  ORGANIZATION OF MERGER SUB

      Buyer shall cause Merger Sub to be organized under the DGCL as soon as practicable hereafter. Following the organization, the Board of Directors of Merger Sub shall approve this Agreement and the transactions contemplated hereby, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer shall approve this Agreement in its capacity as the sole stockholder of Merger Sub.

5.15  CONFORMING ENTRIES

      (a) Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below.

      (b) Subject to applicable laws and regulations, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

      (c) Subject to applicable laws and regulations, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

      (d) No reserves, accruals or charges taken in accordance with this Section
5.15 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

5.16  INTEGRATION OF POLICIES

      During the period from the date hereof to the Effective Time, Seller and Seller Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Seller to Buyer's system of electronic data processing. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller and Seller Bank employees in Buyer's system of electronic data processing.

5.17  DISCLOSURE SUPPLEMENTS

      From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.18  FAILURE TO FULFILL CONDITIONS

      In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Corporate Merger, Liquidation or Bank Merger or any of the other transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay consummation of such transactions.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

6.1   CONDITIONS PRECEDENT - BUYER AND SELLER

      The respective obligations of Buyer and Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

      (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger and the other transactions contemplated hereby shall have been duly and validly taken by Buyer, Merger Sub and Seller, including without limitation adoption of this Agreement by the requisite vote of the shareholders of Seller.

      (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer, Buyer Bank, Seller and Seller Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any non-standard condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

      (c) None of Buyer, Buyer Bank, Merger Sub, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Corporate Merger, the Liquidation, the Bank Merger or the other transactions contemplated hereby.

6.2   CONDITIONS PRECEDENT - SELLER

      The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

      (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

      (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

      (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

      (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

      (e) Buyer shall have furnished Seller with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

6.3   CONDITIONS PRECEDENT - BUYER

      The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

      (a) The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

      (b) Seller shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

      (c) Seller shall have delivered to Buyer a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

      (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

      (e) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

      (f) No more than 15% of the outstanding shares of Seller Common Stock shall be Dissenting Shares, provided, however, that for purposes of this condition, the Dissenting Shares of no more than one shareholder holding in excess of 7.5% of the outstanding shares of Seller Common Stock shall be counted in calculating such 15%.

      (g) The Federal Stock Charter of Seller Bank shall have been amended to delete Section 8A thereof.

      (h) Mr. Giaquinto shall have executed and delivered the Non-Competition Agreement in the form of Exhibit E hereto.


                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

7.1   TERMINATION

      This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, in any material respect, breached any material covenant or undertaking contained herein or any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

      (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger or the other transactions contemplated hereby is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement;

      (d) at any time, by either Buyer or Seller in writing, if the shareholders of Seller do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

      (e) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on November 30, 1999, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date.

      For purposes of this Section 7.1, termination by Buyer also shall be deemed to be termination on behalf of the Merger Sub.

7.2   EFFECT OF TERMINATION

      In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and expenses set forth in Section 8.1, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) shall not relieve the breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination.

7.3   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 2.6, 2.8, 5.9, 5.10, 5.11, 5.12 and 5.13 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Buyer or Seller.

7.4   WAIVER

      Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon consummation of the Corporate Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5   AMENDMENT OR SUPPLEMENT

      This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the parties hereto.

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1   EXPENSES


      Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.2   ENTIRE AGREEMENT

      This Agreement and the Stock Option Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and
5.11 hereof.

8.3   NO ASSIGNMENT

      None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4   NOTICES

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

      If to Buyer:

            Hudson River Bancorp, Inc.
            One Hudson City Center
            Hudson, New York 12534
                  Attn: Carl A. Florio
                  President
                  Fax: (518) 828-0082 Ext. 302

      With a required copy to:

            Silver, Freedman & Taff, L.L.P.
            1100 New York Avenue, N.W.
            Washington, DC  20005
            Attn: Robert L. Freedman, P.C.
                  Christopher R. Kelly, P.C.
            Fax:  (202) 682-0354

      If to Seller:

            SFS Bancorp, Inc.
            251-263 State Street
            Schenectady, New York 12305
            Attn: Joseph H. Giaquinto
            President
            Fax: (518) 395-2397

      With a required copy to:

            Elias, Matz, Tiernan & Herrick L.L.P.
            734 15th Street, N.W.
            Washington, DC  20005
            Attn: Raymond A. Tiernan, Esq.
                  Gerald F. Heupel, Jr., Esq.
            Fax:  (202) 347-2172


8.5   ALTERNATIVE STRUCTURE

      Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of Seller, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of Seller set forth herein, provided that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

8.6   INTERPRETATION

      The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

8.9   SEVERABILITY

      Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                          SFS BANCORP, INC.
Attest:


                                       By:
_________________________                 ___________________________
Richard D. Ammian                         Joseph H. Giaquinto
Secretary                                 President


                                          HUDSON RIVER BANCORP, INC.

Attest:


                                       By:
_________________________                 ___________________________
Holly Rappleyea                           Carl A. Florio
Secretary                                 President

                          DISCLOSURE SCHEDULE 5.11(C)


        The payments and benefits to be provided to the officers of Seller set forth below are based upon various assumptions, including the following: (1) that the Effective Time is September 30, 1999; (2) that the monthly discount rate published by the IRS does not change between the date hereof and the Effective Time, although the parties acknowledge that it changes monthly; and
(3) that the payments under the Non-Competition Agreement to Joseph H. Giaquinto constitute reasonable compensation.

JOSEPH H. GIAQUINTO

            (i) A lump sum payment pursuant to the first paragraph of Section 7(g) of the Employment Agreement between Seller and Joseph H. Giaquinto dated December 17, 1997 (the "Giaquinto Agreement") due to events of involuntary termination (as defined therein), in the amount of $622,041.

            (ii) Monthly payments to Joseph H. Giaquinto over the remaining term of the Giaquinto Agreement pursuant to Section 7(d) of the Giaquinto Agreement, which payments are currently estimated to aggregate $735,658, before being discounted for present value purposes.

            (iii) A lump sum payment pursuant to the second paragraph of Section 7(g) of the Giaquinto Agreement for a Gross Up Payment (as defined therein).

            (iv) At the cost of the Seller or a Seller Subsidiary, for Mr. Giaquinto and his spouse, for their respective lifetimes, continued group life insurance, hospitalization, medical, dental, prescription drug, and other health benefits coverage, at least equivalent to the coverage provided to them by Seller or Seller Bank on December 17, 1997 (and any acquiror of the Seller shall be required to honor such entitlement).

            (v) The benefits due Mr. Giaquinto under the Bank SERP. Mr. Giaquinto acknowledges that Buyer Trust Department may be substituted as the Trustee of the Rabbi Trust related to the Bank SERP.

            (vi) A guaranteed individual annuity contract will be purchased as of the Effective Time with respect to the benefits to be paid to Mr. Giaquinto under the Seller Defined Benefit Plan due to his retirement. The annuity contract will be purchased from an insurance company that is acceptable to the Board of Directors of Seller. The difference between the cash cost of the annuity and the accrued liability on the Seller Financial Statements ("net cost") is currently estimated to be approximately $400,000, although the parties acknowledge that the actual net cost may vary from the estimated amount and that the actual amount will be paid.

RICHARD D. AMMIAN

            (i) The payments set forth in Section 7(d) of the Employment Agreement between Richard D. Ammian and Seller Bank dated December 13, 1995 (the "Ammian Agreement") due to an event of Involuntary Termination in connection with a change in control (as defined therein), in the amount of $202,690.

            (ii) At the cost of the Seller or a Seller Subsidiary, such continued group life insurance and health benefits as are provided in the Ammian Agreement (and any acquiror of the Seller shall be required to honor such entitlement).

            (iii) Any benefits applicable to Mr. Ammian under the Seller Change of Control Benefit Plan.

            (iv) Compensation of $20,000 per year paid January 1, 2000 and on each anniversary thereafter through January 1, 2007.

DAVID J. JURCZYNSKI

            (i) The payments set forth in Section 7(d) of the Employment Agreement between David J. Jurczynski and Seller Bank dated December 17, 1997 (the "Jurczynski Agreement") due to an event of Involuntary Termination in connection with a change in control (as defined therein), in the amount of $200,726.

            (ii) At the cost of the Seller or a Seller Subsidiary, such continued group life insurance and health benefits as are provided in the Jurczynski Agreement (and any acquiror of the Seller shall be required to honor such entitlement).

            (iii) Any benefits applicable to Mr. Jurczynski under the Seller Change of Control Benefit Plan.

MICHAEL J. KRYWINSKI

            (i) The payments set forth in Section 3(a) of the Change of Control Severance Agreement between Michael J. Krywinski and Seller Bank dated December 13, 1995 (the "Krywinski Agreement") due to a change of control followed by the involuntary termination of employment, other than for cause (as defined therein), in the amount of $62,039.

            (ii) At the cost of the Seller or a Seller Subsidiary, such continued group life insurance and health benefits as are provided in the Krywinski Agreement (and any acquiror of the Seller shall be required to honor such entitlement).

            (iii) Any benefits applicable to Mr. Krywinski under the Seller Change of Control Benefit Plan.

WILLIAM PEZZULA

            (i) The payments set forth in Section 3(a) of the Change in Control Severance Agreement between William Pezzula and Seller Bank dated December 13, 1995 (the "Pezzula Agreement") due to a change in control followed by the involuntary termination of employment, other than for cause (as defined therein), in the amount of $58,134.

            (ii) At the cost of the Seller or a Seller Subsidiary, such continued group life insurance and health benefits as are provided in the Pezzula Agreement (and any acquiror of the Seller shall be required to honor such entitlement).

            (iii) Any benefits applicable to Mr. Pezzula under the Seller Change of Control Benefit Plan.

            (iv) A stay bonus of $51,000 to be paid on January 1, 2000, if Mr. Pezzula continues to be employed by Seller Bank immediately prior to the Effective Time.

MICHAEL R. NOVAK

            (i) The payments set forth in Section 3(a) of the Change in Control Severance Agreement between Michael R. Novak and Seller Bank dated February 2, 1999 (the "Novak Agreement") due to a change in control followed by the involuntary termination of employment, other than for cause (as defined therein), in the amount of $52,926.

            (ii) At the cost of the Seller or a Seller Subsidiary, such continued group life insurance and health benefits as are provided in the Novak Agreement (and any acquiror of the Seller shall be required to honor such entitlement).

            (iii) Any benefits applicable to Mr. Novak under the Seller Change of Control Benefit Plan.

SELLER BANK OFFICER SEVERANCE COMPENSATION PLAN

     The benefits payable under the Seller Bank Officer Severance Compensation Plan.

CAROL A. JASON

        (i) A stay bonus of $38,000 to be paid on January 1, 2000, if Carol A. Jason continues to be employed by Seller Bank immediately prior to the Effective Time.